SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2011

HOTELPLACE, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-168925	27-3015109
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2850 W. Horizon Ridge Parkway

Suite 200

Henderson, NV 89052

(Address of principal executive offices)

Phone: (760) 579-1088

(Registrant’s Telephone Number)

4616 Florida Street, Suite 19

San Diego, CA 92116

(Former name or former address, if changed since last report)

Copy of all Communications to:

Carrillo, Huettel & Zouvas, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Phone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HOTELPLACE, INC.

Form 8-K

Current Report

ITEM 3.02.

UNREGISTERED SALES OF EQUITY SECURITIES

The following table sets forth, as of May 23, 2011, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 14,500,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Directors and Officers:

Manfred Ruf(1) 2850 W. Horizon Ridge Parkway Suite 200 Henderson, NV 89052	12,500,000	86.21%
All executive officers and directors as a group (1 person)	12,500,000	86.21%

(1)

Manfred Ruf acquired these shares on May 11, 2011 in a private transaction from Domain Media LLC (“Domain Media”) and Kenneth J. Yonika, our former President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

ITEM 5.01.

CHANGES IN CONTROL OF REGISTRANT

On May 11, 2011, Manfred Ruf acquired control of twelve million five hundred thousand (12,500,000) shares of the Company’s issued and outstanding common stock, representing approximately 86.21% of the Company’s total issued and outstanding common stock, from Domain Media LLC (“Domain Media”) and Kenneth J. Yonika in accordance with a common stock purchase agreement among Domain Media, Mr. Yonika and Mr. Ruf (the “Stock Purchase Agreement”).  Pursuant to the Stock Purchase Agreement, Mr. Ruf paid an aggregate purchase price of three hundred and ten thousand dollars ($310,000) in exchange for the shares.

As part of the acquisition, the following changes to the Company's directors and officers have occurred:

•

As of May 11, 2011, Kenneth Yonika resigned from all positions with the Company, including but not limited to, that of President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

•

As of May 11, 2011, Antonio Pena resigned from all positions with the Company, including but not limited to, that of Director.

•

As of May 11, 2011, Manfred Ruf was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 11, 2011, Kenneth Yonika resigned from all positions with the Company, including but not limited to, that of President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 11, 2011, Antonio Pena resigned from all positions with the Company, including but not limited to, that of Director.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 11, 2011, Manfred Ruf was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

The biography for Mr. Ruf is set forth below:

MANFRED RUF.  Manfred Ruf is the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.  Mr. Ruf is an accomplished businessman with over twenty five years of professional experience as an independent consultant for several companies.  While serving as an independent consultant from 1985 to present, Mr. Ruf’s responsibilities have included managing projects and employees, performing accounting services, optimizing business processes, customizing production planning, analyzing operations, computer programming, maintaining financial software and logistics, preparing various reports, and training new employees.  In light of Mr. Ruf’s years of experience in management and finance, as well as his technical training in computer programming, the Board of Directors believed it was in the best interests of the Company to appoint Mr. Ruf as its sole officer and director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOTELPLACE, INC.
Date: May 24, 2011	By: /s/ Manfred Ruf
Manfred Ruf
Chief Executive Officer, President & Director